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                                                                    Exhibit 10.6

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

      This Amendment to the Employment Agreement of John Boushy is entered into on April 30, 2001, by and between Harrah's Operating Company, Inc. ("Company") and John Boushy ("Executive").

      WHEREAS, the Company and Executive entered into an Employment Agreement effective April 1, 1998, and ending March 31, 2002; and

      WHEREAS, Executive has performed in an appropriate manner, and has remained a member of the Senior Partners Group;

      The parties, therefore, agree to renew and extend Executive's Employment Agreement in the following manner:

            1. Executive's title is modified to reflect his current title of Senior Vice President of Operations Products, Services and CIO.

            2. Executive base salary is modified to reflect his current salary of $380,000.

            3. The term of the Agreement is extended from April 1998, through March 1, 2003.

            4. All other terms of Executive's Employment Agreement will remain in effect, including but not limited to the provisions of Paragraph 14 (Non-Competition).

      IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement of John Boushy as of the date first written above.

EXECUTIVE                                 HARRAH'S OPERATING COMPANY, INC.

/s/ JOHN M. BOUSHY                        /s/ PHILIP G. SATRE
--------------------                      ----------------------
JOHN M. BOUSHY                            PHILIP G. SATRE
                                          Chairman of the Board,
                                          and Chief Executive Officer